Lifted Made Completes $1.5 Million Sale of Kenosha Building and Repays all Outstanding Bank Debt

Following the sale and repayment, LFTD Partners Inc. holds more than $2.4 million in cash

KENOSHA, WI, October 1, 2026 -- Lifted Made, a wholly owned subsidiary of LFTD Partners Inc. (OTCQB:LIFD), is pleased to announce that it completed the sale of its former headquarters building at 5511 95th Avenue in Kenosha, Wisconsin, on September 29, 2026, for $1.5 million. Lifted Made used $841,110 of the proceeds to repay all of its outstanding bank debt.

Following the sale and debt repayment, LFTD Partners Inc. held more than $2.4 million in cash on hand.

In connection with the sale, Lifted Made consolidated the operations previously conducted at its former headquarters building into its existing leased facilities in Kenosha, which total 41,025 square feet.

Jake Jacobs, President and CFO of LFTD Partners Inc., commented: “This transaction strengthens our financial flexibility as we navigate continued regulatory uncertainty in the hemp industry. As of September 30, LFTD Partners’ consolidated cash on hand exceeds our company’s stock market capitalization by almost $1 million.”

About LFTD Partners Inc.

LFTD Partners Inc. (OTCQB: LIFD), Jacksonville, FL, through its wholly owned subsidiary, Lifted Made, Kenosha, WI, develops, manufactures and markets branded consumer products, including award-winning hemp-derived products and beverages under the Urb and Highlandia brands, and hemp-free health and wellness gummies under the Mielos brand. LFTD Partners also owns a 4.99% non-controlling equity interest in hemp-derived beverage and products company Ablis and in craft distiller Bendistillery, Bend, OR. For more information, please read LIFD's filings with the U.S. Securities and Exchange Commission, which fully describe LFTD Partners Inc.'s business and the Risk Factors associated therewith.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans and expectations of LFTD Partners Inc. and Lifted Liquids, Inc. d/b/a Lifted Made, d/b/a Urb Finest Flowers, d/b/a Highlandia, and d/b/a LM Nutra (together, the "Company"). Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies' actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. These risks include changes in federal, state and local laws governing hemp-derived cannabinoid products; federal restrictions enacted under Section 781 of Public Law 119-37, including restrictions on intermediate and final hemp-derived cannabinoid products containing cannabinoids that “are not capable of being naturally produced by a Cannabis sativa L. plant,” a total THC limit of 0.3% on a dry weight basis, including THCA, a limit of 0.4 milligrams per container of final hemp-derived cannabinoid products for the combined total of THC and other cannabinoids with similar effects, and restrictions on products containing cannabinoids that can occur naturally in the cannabis plant but “were synthesized or manufactured outside the plant”; Section 2019 of H.R. 6500, enacted as Public Law 119-103, postponed application of most of these restrictions until December 11, 2026, but the restrictions on products containing cannabinoids that cannot naturally be produced by the cannabis plant remain scheduled to take effect on November 12, 2026, at which time those products would no longer qualify as hemp and would instead be treated as marijuana under federal law; the possibility that these provisions or their effective dates may be amended or delayed; FDA regulation of products containing THC or CBD; the Company's ability to maintain distributor and retailer relationships; product demand; inventory, manufacturing and supply-chain risks. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. None of the statements contained herein have been approved by the Food and Drug Administration, and none of the products manufactured or sold by the Company are intended to diagnose, treat, cure or prevent any disease. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

Consumer Notice

Many of the Company’s products contain THC or other intoxicating ingredients. For adults age 21 and older only. Keep out of reach of children and pets. Do not drive or operate machinery after consumption. Do not use if pregnant, nursing or subject to drug testing. Statements in this press release have not been evaluated by the U.S. Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.

Contact Information

William C. “Jake” Jacobs

President and CFO of LFTD Partners Inc.

(847) 400-7660

jakejacobs@LFTDPartners.com